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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Matters To Be Acted Upon: The Merger -- Certain U.S. Federal Income Tax Consequences of the Merger -- Tax Treatment as a "Reorganization," Excluding Effect of Special Considerations," "Matters To Be Acted Upon: The Merger -- Certain U.S. Federal Income Tax Consequences of the Merger -- Opinion of Tax Advisors Based on Representations made by Orion and Loral and on Current Law," and "Experts" in the Proxy Statement of Orion Network Systems, Inc. that is made a part of the Registration Statement and related Prospectus of Loral Space & Communications Ltd. dated February 17, 1998 and to the incorporation by reference therein of our report dated March 7, 1997, with respect to the consolidated financial statements of Orion Network Systems, Inc. (a Delaware corporation that is now known as Orion Oldco Services, Inc.) included in its Annual Report (Form 10-K and amendment thereto on Form 10-K/A) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Washington, D.C.
February 16, 1998